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                               Exhibit 4(dd)
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                                                   April 28, 1994


Signet Bank/Virginia
8330 Boone Boulevard
Vienna, Virginia  22182-2632

ASLK-CGER Bank,
Grand Cayman Branch
c/o New York Branch
10 East 50th Street - 22nd Floor
New York, New York  10022

Re:  Fourth Amendment to Amended and
     Restated Credit Agreement

Ladies and Gentlemen:

     Reference is made to the Amended and Restated Credit Agreement dated as of December 22, 1992, as amended by the First Amendment thereto dated April 29, 1993, the Second Amendment thereto dated June 30, 1993 and the Third Amendment thereto dated September 14, 1993 (the "Credit Agreement") among CRIIMI MAE Inc. (the "Borrower"), the Banks listed on the signature pages thereto (the "Banks") and Signet Bank/Virginia, as Agent (the "Agent"). Except as otherwise provided, capitalized terms used herein and not defined shall have the meanings set forth in the Credit Agreement.

     The Borrower has requested that the Credit Agreement be amended as hereinafter provided to permit the Borrower to incur certain Debt under credit facilities from Nomura Securities International Inc. and Nomura Asset Capital Corporation on substantially the terms and conditions specified in the Committed Master Repurchase Agreement Governing Purchases and Sales of Participation Certificates and the Committed Master Repurchase Agreement, as amended from time to time, each dated as of November 30, 1993 from the Borrower to the Agent, a copy of which are attached as Exhibit A hereto (jointly, the "Additional Nomura Credit Facility"). The Banks and the Agent are willing to agree to such requests, subject to the terms and conditions contained herein.

     Accordingly, upon the acceptance of this Fourth Amendment by the Banks and the Agent in the space provided for that purpose below, the parties hereto agree as follows:

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     1. AMENDMENTS TO THE CREDIT AGREEMENT. The Credit Agreement is hereby amended as follows:


          a.   The definition of CIBC Credit Agreement, contained in Section
     1.01 of the Credit Agreement, is hereby amended in its entirety to read as follows:

          "CIBC Credit Agreement" means the Revolving Credit Agreement dated as of February 28, 1994, among the Borrower, the lenders named therein and the Canadian Imperial Bank of Commerce, New York Agency, as Administrative Agent.


          b. The definition of Material Debt, contained in Section 1.01 of the Credit Agreement, is hereby amended in its entirety to read as follows:

          "Material Debt" means consolidated Debt (other than the Notes) of the Borrower, the Liquidating REIT and/or one or more of their respective Subsidiaries, arising in one or more related or unrelated transactions, in an aggregate principal amount exceeding $5,000,000.

          c. The Loan Documents, and each of them, and all exhibits thereto are amended by deleting any reference to "the Guaranty dated as of November 28, 1989 related to the Debt of CRI Funding Corporation under the CIBC Credit Agreement" and substituting a reference to "the CIBC Credit Agreement" therefor wherever such words may appear and refer to the debt of the Borrower or the Material Debt that may be permitted under the Credit Agreement.

          d. Subsection 5.05 of the Credit Agreement is hereby amended in its entirety to read as follows:

               SECTION 5.05 Incurrence of Debt.

                    (a) The Borrower will not, and will not permit any of its Subsidiaries to, issue, assume, guarantee,
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          incur or otherwise be or become liable in respect of Debt, if, after the incurrence of such Debt, there would exist the reasonable possibility of a material adverse effect on the business, financial position or results of operations of the Borrower and its Subsidiaries, considered as a whole, or on the ability of the Borrower to perform its obligations under the Loan Documents, other than:

               (i)  Debt of the Borrower to the Banks under the Loan Documents;

              (ii) Debt of the Borrower under the Interest Rate Protection Agreements;

             (iii)  (A) Debt of the Borrower under the CIBC Credit Agreement,
          (B) Debt of the Borrower under the Nomura Credit Facilities, as defined in the Third Amendment, and the Additional Nomura Credit Facility, as defined in the Fourth Amendment to Amended and Restated Credit Agreement dated April 28, 1994 among the Borrower, the Banks and the Agent and (C) other Debt of the Borrower on terms and conditions similar to those applicable to the Debt described in clauses (A) and (B) of this subsection; provided, that the aggregate amount of all such Debt permitted under this subsection (a)(iii) shall at no time exceed $650,000,000;

              (iv) Debt of the Borrower in an amount not to exceed $20,000,000 incurred in connection with a working capital line of credit, which shall not be required to be subordinated to Debt to the Banks under the Loan Documents;

               (v) Debt of the Borrower in an amount which does not exceed the Consolidated Tangible Net Worth of the Borrower, subject to restrictions reasonably satisfactory to the Banks that the holders of any such Debt shall not exercise any right or remedy in connection therewith before the date that is one year after the Termination Date;

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              (vi)  accrued dividends not otherwise prohibited under the Loan
          Documents;

             (vii) accounts payable and accrued expenses incurred in the ordinary course of business with maturities not exceeding one year; and

            (viii) other Debt expressly approved by the Required Banks, which approval shall not be unreasonably withheld.

                    (b) Notwithstanding the foregoing or any other provision contained herein, the Borrower will not permit the ratio of (i) Debt of the Borrower and its Consolidated Subsidiaries, other than accounts payable and accrued expenses incurred in the ordinary course of business with maturities not exceeding one year, to (ii) consolidated stockholders' equity of the Borrower and its Consolidated Subsidiaries, to exceed 2.5 to 1.

     2.   REPRESENTATIONS AND WARRANTIES.

          a. The Borrower represents and warrants that, (i) all representations and warranties made in or in connection with the Credit Agreement, this Fourth Amendment and each other Loan Document are true, correct and complete on and as of the date hereof and (ii) no event which would constitute a Default under the Credit Agreement, as amended hereby, or any other Loan Document has occurred and is continuing.

          b. True and correct copies of all documents governing the Additional Nomura Credit Facility are attached hereto as Exhibit A.

     3. CONDITIONS OF AMENDMENT. The agreement of the Banks and the Agent set forth in Paragraph 1 of this Fourth Amendment is subject to the satisfaction of the following conditions precedent:

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          a.   The Banks and the Agent shall have received the following, all of which must be satisfactory in form and substance to the Banks and the Agent, in their discretion:

                i. this Fourth Amendment, duly executed by the Borrower, the Banks and the Agent; and

               ii. any additional agreements, opinions, certifications, instruments and other documents relating hereto, to the Additional Nomura Credit Facility or to the Credit Agreement that any Bank or the Agent may reasonably deem necessary or desirable.

          b. All representations and warranties made in or in connection with the Credit Agreement, this Fourth Amendment and each other Loan Document, shall be true, correct and complete on and as of the date hereof.

          c.   No Default shall have occurred and be continuing.

     4. NO CLAIMS OR DEFENSES. The Borrower acknowledges and agrees that its obligations under the Loan Documents are its valid obligations and, as of the date hereof, there are no claims, setoffs or defenses to the payment or performance by the Borrower of such obligations, and that the Banks and the Agent may enforce the payment and performance of such obligations as set forth in the Loan Documents.

     5. COUNTERPART EXECUTION. This Fourth Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     6. GOVERNING LAW. THIS FOURTH AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF VIRGINIA WITHOUT GIVING EFFECT TO THE CHOICE OF LAW RULES THEREOF.

     7. REFERENCES TO CREDIT AGREEMENT. Except as herein specifically amended, the Credit Agreement shall remain in full

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force and effect in accordance with its terms. Whenever reference is made in any note, document, letter or conversation, such reference shall, without more, be deemed to refer to the Credit Agreement, as amended hereby.

                                        CRIIMI MAE INC.


                                        By: /s/ Jay R. Cohen
                                           --------------------------------
                                           Jay R. Cohen
                                           Executive Vice President
                                           & Treasurer


Accepted and agreed to as of
the date first written above:

SIGNET BANK/VIRGINIA


By: /s/ David H. Olson
   ------------------------------------
   David H. Olson, Vice President


ASLK-CGER BANK,
GRAND CAYMAN BRANCH


By: /s/ John J.S. Mead, Jr.
   ------------------------------------
   John J.S. Mead, Jr., Vice President


SIGNET BANK/VIRGINIA, as Agent


By: /s/ Barry Cooper
   ------------------------------------
   Barry Cooper, Vice President